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Exhibit 99.5

Consent of First Southwest Company

The Board of Directors
Texas Regional Bancshares, Inc.:

In connection with the proposed merger of Southeast Texas Bancshares, Inc., Beaumont, Texas with and into Texas Regional Delaware, Inc., a wholly-owned subsidiary of Texas Regional Bancshares, Inc., McAllen, Texas, the undersigned, acting as an independent financial advisor to Texas Regional Bancshares Inc., hereby consents to the reference to our firm in the Form S-4 registration statement relating to such merger.

                      /s/ FIRST SOUTHWEST COMPANY

                      FIRST SOUTHWEST COMPANY

DALLAS, TEXAS
February 10, 2004

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Consent of First Southwest Company